Exhibit 99.2

Cancer Genetics Inc. Announces Acquisition of Premier Genomics and Next

Generation Sequencing Company, BioServe India

•	The Acquisition Positions CGI to Immediately Participate in The High Growth Indian Molecular Diagnostics and Oncology Services Market

•	Further Extends Next-Generation Sequencing Capabilities By Leveraging BioServe India’s Capabilities & Development Roadmap

•	Acquisition Adds Immediate Revenue, Valuable Client Base and is Expected To Be Cash Neutral in 2014 and Accretive in Fiscal 2015

•	Immediately Provides CGI with Infrastructure & Personnel for Lower-Cost Manufacturing, Test Development & Genomic Analysis

RUTHERFORD, N.J. – May 15, 2014 – Cancer Genetics, Inc. (Nasdaq: CGIX) (“CGI” or the “Company”), a DNA-based diagnostics company focused on developing genomic-based oncology tests and services, today announced the acquisition of BioServe Biotechnologies (India) Pvt. Ltd. for approximately $1.9 million, primarily in CGIX stock and other deferred consideration.

Under the terms of the agreement, BioServe Biotechnologies (India) Pvt. Ltd. (“BioServe India”), headquartered in Hyderabad, India, will become a wholly owned subsidiary of CGI, and will be renamed Cancer Genetics India Pvt. Ltd. CGI plans on retaining all 26 current employees of BioServe India, and further expanding and strengthening the sales and clinical teams in India. BioServe India currently operates out of a state-of-the-art 14,000-square-foot genomics facility in Hyderabad. BioServe India is backed by VenturEast, a pioneering healthcare-focused venture capital fund manager based in India, with close to $300 million under management.

BioServe India is a state-of-the-art genomics services provider and molecular kit manufacturer serving both the research and clinical markets. By utilizing BioServe India’s molecular services, researchers can identify genetic markers, validate drug targets and correlate clinical and molecular data to accelerate the development of new and effective drugs. Additionally, BioServe India’s growing clinical diagnostics capabilities in oncology and next-generation sequencing are well-positioned to serve the needs of improving oncology diagnostics care and management throughout India.

Global cancer costs are expected to reach $458 billion in 2030 according to the American Cancer Society. By allowing the Company to scale up operations for genetic analysis, bioinformatics, and manufacturing, this acquisition will provide opportunities to create greater cost efficiencies and increase productivity while bringing clinically validated and actionable genomic content into community hospitals and cancer care centers globally.

“With this acquisition, CGI is now better positioned to increase our global presence in personalized cancer care and further improve outcomes and lower costs for cancer patients,” said Panna Sharma, CEO of Cancer Genetics, Inc. “The BioServe India team adds immediate, high-quality revenue, and provides a clear path to an accretive deal for shareholders. The infrastructure and enhanced capacities in next generation sequencing for oncology accelerate our development plans while positioning us to make more effective use of our capital.”

BioServe India has the infrastructure and scientific expertise required to integrate CGI’s DNA probe manufacturing and proprietary FHACT™ test into a market that accounts for more than 25 percent of the global deaths attributed to cervical cancer. FHACT™ is a non-invasive genomic test that can be work as a reflex test from a Pap smear and that can identify cancer and pre-cancer lesions caused by persistent HPV infection. The test can provide physicians with crucial information in making treatment decisions in cervical and HPV-related cancers.

BioServe India is known for providing its nearly 200 clients with cutting-edge genomic services, including next-generation sequencing genotyping and DNA synthesis. Some of their notable customers include Dr. Reddy’s Laboratory, Indian Institute of Science Education & Research and the Centre for Cellular and Molecular Biology. BioServe India is certified by ISO-9001:2008, the National Accreditation Board for Testing and Calibration Laboratories (NABL), which is the Indian equivalent to CLIA, and the Department of Science and Industrial Research (DSIR). CGI plans to make the Hyderabad based lab CLIA certified in the coming quarters.

Mr. Sharma noted: “Another important driver for the acquisition of BioServe India was the world-class management and R&D team that’s currently in place, as well as a company culture that fits in well with CGI. We believe that this type of transaction can serve as a blueprint for future acquisitions and accelerate the delivery of shareholder value.”

Strategic and Financial Benefits

•	BioServe India’s revenue has grown an average of 30 percent over the last three years.

•	The transaction is expected to be financially neutral in 2014 and accretive in 2015.

•	Cancer Genetics will have the ability to help global clinical trial clients with trials in India or Asia, a market that has experienced 30-40 percent CAGR over the past several years.

•	Cancer Genetics will be well-positioned to provide oncology-focused next-generation sequencing and CGI’s proprietary cancer portfolio as a strategic driver of growth in the high-growth Indian market.

•	For additional information the Company has developed a FAQ (“Frequently Asked Questions”) which can be accessed at “CGI Acquires BioServe FAQ”

Conference Call & Webcast

Thursday, May 15, 2014 at 8:30 a.m. Eastern Time/5:30 a.m. Pacific Time

Domestic:	877-407-4018
International:	201-689-8471
Webcast:	http://www.cancergenetics.com

Replays – Available through May 29, 2014

Domestic:	877-870-5176
International:	858-384-5517
Conference ID:	13582336

About BioServe India

Founded in 2002 and based in Hyderabad, India, BioServe India is a leader in providing quality genomic and molecular services to ICMR (Indian Council for Medical Research) institutes, biotechnology and pharmaceutical industries in India. Our services include DNA synthesis, DNA sequencing, and Next Generation Sequencing. BioServe-India has accreditations from DSIR, ISO-9001 and NABL. Our customers include Center for Cellular and Molecular Biology (CCMB), Center for DNA Finger Printing and Diagnostics (CDFD) and Dr. Reddy’s labs. For more information, please visit www.bioserveindia.com.

About Cancer Genetics

Cancer Genetics Inc. (Nasdaq: CGIX) is an emerging leader in DNA-based cancer diagnostics, servicing some of the most prestigious medical institutions in the world. Our tests target cancers that are difficult to diagnose and predict treatment outcomes. These cancers include hematological, urogenital and HPV-associated cancers. We also offer a comprehensive range of non-proprietary oncology-focused tests and laboratory services that provide critical genomic information to healthcare professionals, as well as biopharma and biotech companies. Our state-of-the-art reference lab is focused entirely on maintaining clinical excellence and is both CLIA certified and CAP accredited and has licensure from several states including New York State. We have established strong research collaborations with major cancer centers such as Memorial Sloan-Kettering, The Cleveland Clinic, Mayo Clinic and the National Cancer Institute. For further information, please see www.cancergenetics.com.

Forward Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Company’s Form 10-K for the year ended December 31, 2013 and 10-Q for the quarter ended March 31, 2014 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics disclaims any obligation to update these forward-looking statements.

Contact:

Investor Relations	Public Relations
Andrew McDonald	Jerry Schranz
Life Science Advisors LLC	Beckerman Public Relations
646-597-6987	201-465-8020
jschranz@beckermanpr.com